UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2006

Andrx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-31475	65-1013859
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4955 Orange Drive, Davie, Florida		33314
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-584-0300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendments to Employment Agreements

On March 11, 2006, the Compensation Committee (the "Committee") of the Board of Directors of Andrx Corporation (the "Company") approved amendments (the "Amendments") to the Employment Agreements between the Company and Thomas P. Rice (dated February 3, 2004), Angelo C. Malahias (dated September 28, 2001), and Lawrence J. Rosenthal (dated March 8, 2005) (the "Employment Agreements"). The Amendments for Mr. Malahias and Mr. Rosenthal extend the executive’s employment term through September 28, 2008 and December 31, 2007, respectively.

On March 11, 2006, the Compensation Committee of the Board of Directors amended Mr. Rice’s employment agreement to provide for additional severance payments if Mr. Rice is (i) terminated by the Company upon a change of control, as defined, or (ii) Mr. Rice resigns for good reason, as defined, to include six months’ base salary and 50% of the most recent annual bonus paid to Mr. Rice prior to the termination.

The Amendments for each executive contains certain provisions intended to ensure that the executive’s Employment Agreement and any other agreement or arrangement with the Company (together, the "Arrangements") comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and do not result in adverse tax consequences to the executive. The Amendments also provide that, among other things, if any provision of any Arrangement would result in the imposition to the executive of any tax under 409A of the Code, the Company shall, after consultation with the executive, work with the executive to reform the Arrangement to avoid the imposition of such penalty, including the imposition of a six-month delay in the payment of severance benefits. Additionally, the Company will indemnify each executive, on an after-tax basis, for any additional tax (including interest and penalties with respect thereto) imposed on the executive as a result of Code Section 409A with respect to payments and benefits under the Arrangements. The Amendments for each executive also clarify the executive’s rights to "parachute payment" gross-up payments.

Transaction Bonus

On March 11, 2006, the Committee also approved a transaction bonus for Thomas P. Rice. Upon the consummation of a change in control of the Company, Mr. Rice is entitled to a cash bonus equal to $600,000, plus an additional $275,250 for every whole dollar that the per-share consideration paid to the holders of the common stock of the Company in such transaction exceeds $21.00. Accordingly, upon the consummation of the proposed transaction between the Company and Watson Pharmaceuticals, Inc., as announced by the Company on March 13, 2006, Mr. Rice will be entitled to receive a cash bonus of $1,701,000 (the "Bonus"), payable in a single lump sum cash payment, subject to his continued employment with the Company through that date.

The foregoing description of the Amendments and the Bonus does not purport to be complete and is qualified in its entirety by reference to the letter agreements between the Company and the executives, which are filed as Exhibits 10.110, 10.111, 10.112 and 10.113 hereto, and which are incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

Exhibit No. Description

10.110 Amendment dated March 12, 2006 to Employment Agreement for Thomas Rice
10.111 Amendment dated March 12, 2006 to Employment Agreement for Angelo C. Malahias
10.112 Amendment dated March 11, 2006 to Employment Agreement for Lawrence J. Rosenthal
10.113 Transaction Bonus for Thomas Rice dated March 12, 2006.

Additional Information and Where to Find It

Andrx has filed a Form 8-K with the SEC regarding the proposed merger with Watson, which includes a copy of the definitive merger agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement, which is available at the SEC’s website at http://www.sec.gov/.

This filing may be deemed to be solicitation material in respect of the proposed merger of Watson and Andrx. In connection with the proposed merger, Andrx will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF ANDRX ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Andrx. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Andrx with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and the company’s other filings with the SEC may also be obtained from the company. Free copies of Andrx’s filings may be obtained by directing a request to Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314, Attention: Investor Relations.

Participants in Solicitation

Andrx, Watson and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger. Information regarding Watson’s directors and executive officers is available in Watson’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 1, 2005. Information regarding Andrx’s directors and executive officers is available in Andrx’s proxy statement for its 2005 annual meeting of stockholders, while was filed with the SEC on April 19, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Andrx Corporation

March 16, 2006	By:	/s/ Robert I. Goldfarb

Name: Robert I. Goldfarb
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.110	Amendment dated March 12, 2006 to Employment Agreement for Thomas Rice
10.111	Amendment dated March 12, 2006 to Employment Agreement for Angelo C. Malahias
10.112	Amendment dated March 11, 2006 to Employment Agreement for Lawrence J. Rosenthal
10.113	Transaction Bonus for Thomas Rice dated March 12, 2006